EMPLOYMENT AGREEMENT

            AGREEMENT made as of December 23, 1996 by and between Sagacity I, Inc., a Delaware corporation, with executive offices at 151 South Pfingsten Road, Deerfield, Illinois 60015 (the "Company"), and Joel D. Warady residing at 108 South Boulevard, Evanston, Illinois 60202 (the "Employee").

                              W I T N E S S E T H:

            WHEREAS, the Company wishes to employ the Employee, and the Employee wishes to remain in the employ of the Company, on the terms and conditions hereinafter set forth,

            NOW, THEREFORE, it is agreed as follows:

                  1. Employment.

                        (a) The Company hereby employs the Employee as its President and chief operating officer, and the Employee hereby agrees to his employment by the Company in such capacity on a full-time basis. The Employee shall be responsible for the day-to-day operating control of the Company's business, subject to the supervision and control of the Company's Board of Directors and its chief executive officer. In addition, the Employee shall hold such other positions in the Company or its subsidiaries, and shall perform such other duties of a responsible nature for the Company or its subsidiaries as the Company's Board of Directors or its chief executive officer may from time to time reasonably determine. The Employee shall devote all of his business time, attention and energy to his duties and to the business affairs of the Company, and shall not engage, directly or indirectly, in any other business, employment or occupation

                        (b) The Employee shall not be required to relocate outside the greater Chicago metropolitan area, it being understood that nothing herein contained shall prohibit the Company from requiring the Employee to travel to suppliers and customers outside such area as and when necessary or appropriate for business purposes.

                  2. Term. The term of this Agreement (the "Term") shall be for a period of three (3) years, commencing on the date of this Agreement (the "Commencement Date") and ending at the close of business immediately before the third anniversary of the Commencement Date, unless the parties elect to renew the Term for additional periods of one (1) year each.

                  3. Salary, Fringe Benefits and Allowances.

                        (a) The Employee shall receive a salary at the annual rate of $105,000 during the term of this Agreement. The salary hereunder shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time, but no less frequently than twice a month.

                        (b) The Employee shall participate on the same basis as other employees of the Company participate in its existing or future employee benefit programs, if any.

                        (c) The Employee shall be entitled to a paid vacation of not less than fifteen (15) work days for each year of the term of this Agreement; provided, however, all vacations shall be taken at a time or times that minimize any interference with the proper performance of the Employee's duties for the Company. The Employee shall be entitled to the benefits of the Company's personnel policies involving sick leave and holidays.

                        (d) The Company shall provide payment for the rental expense of an automobile to be used by the Employee in the business of the Company, not to exceed $500 per month, and for other ordinary and necessary expenses incurred by him on behalf of the Company, as promptly as practical after his presentation to the Company of receipts or other reasonable proof of disbursements.

                  4. Stock Bonus. Within ninety (90) days after the end of each calendar year commencing during the Term, the Company shall pay to the Employee the stock bonus shown in the table below in shares of common stock of U.S. Opportunity Search Inc. ("USOS"), based upon the Company's net income before federal income taxes for such calendar year, determined in accordance with generally accepted accounting principles consistently applied:

================================================================================
If the Company's Net Income Before           Number of Shares of  USOS that
Federal Taxes is                             will be Issuable to the Employee
--------------------------------------------------------------------------------
$400,000 or more during 1997                 5,000 shares
--------------------------------------------------------------------------------
$400,000 or more during 1998                 7,000 shares
--------------------------------------------------------------------------------
$800,000 or more during 1999                 10,000 shares
================================================================================

For the purpose of calculating the Company's net income, its revenue shall be charged with state and local income or franchise taxes and the Company's pro rata share of all overhead and indirect expenses borne by USOS for the Company's account or for its benefit.


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

                  5. Termination of Employment.

                        (a) If the Employee dies, becomes "permanently disabled", resigns or is dismissed for "cause", his rights to salary, fringe benefits and allowances as set forth in paragraph 3 hereof, and his rights to the stock bonus in paragraph 4 hereof, shall automatically cease, except that the Employee shall not forfeit the salary and fringe benefits accrued prior thereto.

                        (b) As used herein, the term "cause" shall mean the Employee's commission of a material act of fraud or dishonesty or a crime involving money or other property of the Company, the Employee's conviction of a felony involving moral turpitude or a plea of guilty or nolo contendere to a felony indictment, the Employee's unauthorized or illegal use of narcotics, illegal drugs or other controlled substances, a material breach by the Employee of this Agreement and/or an additional act of insubordination by the Employee following his receipt of notice that he has been insubordinate. As used herein, the terms "permanently disabled" or "permanent disability" shall mean and refer to the inability of the Employee to perform substantially all of the duties required of him by this Agreement by reason of his physical or mental incapacity for a period of one hundred eighty (180) or more days.

                        (c) If the Company dismisses the Employee for cause, it shall give the Employee written notice of such dismissal and of the facts constituting such cause. The Employee shall have the right to challenge such dismissal by instituting a proceeding in arbitration before the American Arbitration Association ("AAA") in New York City to determine the Company's dismissal of the Employee for cause was warranted under the terms of this Agreement. If the Company institutes the arbitration proceeding, it shall be conducted before the AAA in Chicago. If the arbitrator determines that the Employee was dismissed without cause, as defined in this Agreement, the Employee shall be entitled to recover from the Company all salary and fringe benefits (if any) and the stock bonus which would have been payable to him under this Agreement, but were not paid to him following his dismissal, plus his legal fees and the costs of the arbitration proceeding. If the arbitrator determines that the Employee was dismissed for cause, as defined in the Agreement, the Employee shall pay to the Company such damages as the Company incurred because of the Employee's actions, plus its legal fees and the costs of the arbitration proceeding.


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

                  6. Company Property. Any written material, mailing list, program, discovery, process, design, invention or improvement which the Employee composes, compiles, makes or develops during his employment by the Company shall belong to the Company and shall be promptly disclosed to the Company. During the Employee's employment and thereafter, the Employee shall, without additional compensation, execute and deliver to the Company any instruments of transfer and take such other action as the Company may reasonably request to carry out the provisions hereof, including filing, at the Company's expense, patent or copyright applications for any invention or writing covered hereby and assigning the applications to the Company.

                  7. Confidential Information. The Employee shall not, either during the term of employment by the Company or thereafter, disclose to anyone (except in the regular course of the Company's business), or use in competition with the Company or its subsidiaries, any information acquired by the Employee during the period of his employment by the Company, with respect to any confidential, proprietary or secret aspect of the affairs of the Company or any subsidiary of the Company, including but not limited to the requirements of and terms of dealings with existing or potential suppliers, dealers and customers and the methods of doing business, all of which the Employee acknowledges are confidential and proprietary to the Company or its subsidiaries, as the case may be.

                  8. Competition; Recruitment.

                        (a) The Employee shall not, at any time during his employment or, to the extent described below, after the termination of his employment,

                  (i) engage or become interested (as owner, stockholder,
            partner, director, officer, employee, consultant or otherwise) in any business which is competitive with the business conducted by the Company or any of its divisions or subsidiaries at the time of the termination of his employment, or

                  (ii) recruit, solicit for employment, hire or engage any
            employee or consultant of the Company or any person who was an employee or consultant of the Company within six (6) months prior to the termination of the Employee's employment.

If the Employee's employment is terminated by the Company without cause, the prohibitions herein contained shall continue as long as the Company continues to pay his salary and fringe benefits hereunder. If the Employee's employment terminates because the Company declined to renew the term of this Agreement, the prohibitions herein contained shall continue for six (6) months after such termination. If the Employee declined to renew the term of this Agreement or if the Employee's employment is terminated for cause, the prohibitions herein contained shall continue for one (1) year after such termination.

                        (b) The Employee acknowledges that these provisions are necessary for the Company's protection and are not unreasonable, since he would be able to obtain employment with companies whose businesses are not competitive with those of the Company, its divisions and its subsidiaries and he would be able to recruit and hire personnel other than employees of the Company. The duration and the scope of these restrictions on the Employee's activities are divisible, so that if any provision of this paragraph is held or deemed to be invalid, that provision shall be automatically modified to the extent necessary to make it valid. Neither the ownership of less than 2% of the stock of a publicly owned company nor the ownership of less than 25% of a privately owned small business concern, as defined by the regulations of the Small Business Administration shall be considered a violation of the provisions hereof; provided such company or concern does not compete with the Company.

                  9. Notices. Any notice or other communication to a party under this Agreement shall be in writing and shall be considered given when mailed by certified mail, return receipt requested, to such party at his or its address first above written (or at such other address as such party may specify by written notice to the other party).


                  10. Binding Nature of Agreement. The Company may assign this Agreement in connection with a sale or other transfer of its assets or business. This Agreement shall, as a matter of law, become the obligation of any successor of the Company by merger, consolidation or other corporate reorganization. In any such case, this Agreement shall be binding on the successors and assigns of the Company. A change in control of the Company shall not affect the obligations of the Company hereunder. This Agreement shall also bind the heirs and personal representatives of the Employee.

                  11. Miscellaneous.

                        (a) Since a breach of the provisions of this Agreement would injure the Company irreparably, the Company may, in addition to its other remedies, obtain an injunction or other comparable relief restraining any violation or further violation of this Agreement, and no bond, security or other undertaking shall be required of the Company in connection therewith.

                        (b) The provisions of this Agreement are separable, and if any provision of this Agreement is invalid or unenforceable, the remaining provisions shall continue in full force and effect.

                        (c) This Agreement constitutes the entire understanding and agreement between the parties, supersedes all existing agreements between them and cannot be changed or terminated orally.


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

                        (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, where it has been entered and where it is to be performed. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

                        (e) The failure of either party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. For any waiver of a provision of this Agreement to be effective, it must be in writing and signed by the party against whom the waiver is claimed.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.



                          SAGACITY I, INC.



                          By: /S/ Leonard Osser
                              --------------------------------------------------
                              Leonard Osser,
                              Chairman of the Board and Chief  Executive Officer



                          /S/ Joel D. Warady
                              --------------------------------------------------
                              Joel D. Warady



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